Exhibit 99.1

News	JUNE 29 / APPROVED FOR RELEASE

Heidrick & Struggles Expands Leadership Team with New Appointments

Enhanced Leadership Team to Continue Driving Firm Strategy

CHICAGO, June 29, 2010 (GLOBE NEWSWIRE) — Heidrick & Struggles International, Inc. (Nasdaq:HSII), the leadership advisory firm providing executive search and leadership consulting services worldwide, today announced new appointments that will enhance and expand the firm’s leadership team. They include:

John Kim, Managing Partner, Global Practices

Tim Hicks, Business Transformation

Daniel Edwards, Managing Partner, Financial Services

Michael Vad, Global Hub Leader

Valerie Germain, Head of Strategy and Business Development

“I’m excited to have the best team to drive our strategy to become the world’s first leadership advisory firm,” said Kevin Kelly, chief executive officer. “These appointments are part of our long-term action plan to respond to market demands and put the right people in-place at the right time as we implement against strategy.”

Separately, the firm announced today that Charles “Gerry” Davis, executive vice president and managing partner, global practices, of Heidrick & Struggles, is leaving the company and the business for personal reasons.

Kelly commended Davis for his service.

“Gerry has been an enormous asset to Heidrick & Struggles and will be missed by people across the organization. He has made an indelible, positive impact on the way our company goes to market, and we thank him for his service to our business and wish him all the best as his time with us ends,” said Kelly.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. (Nasdaq:HSII) is the leadership advisory firm providing senior-level executive search and leadership consulting services, including succession planning, executive assessment and development, talent retention management, transition consulting for newly appointed executives, and M&A human capital integration consulting. For almost 60 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe, and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax loss carry forwards; the timing of a partial release or full reversal of deferred tax asset valuation allowance; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

Media:

Wendi Taylor Nations, Chief Marketing Officer: +1 312 496 1810 or wtaylornations@heidrick.com